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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (file number 333-31339) of our report dated January 29, 1997, except for Note 1 (as it relates to "Earnings Per Share" and "Common Stock Split") and Note 13 as to which the date is July 21, 1997, on our audits of the consolidated financial statements of First International Bancorp, Inc. and Subsidiary. We also consent to the references to our Firm under the captions "Selected Consolidated Financial Information" and "Experts."


                                          _____________________________________
                                                COOPERS & LYBRAND L.L.P.

Hartford, Connecticut

September 18, 1997